Exhibit 99.2

THE GOLDFIELD CORPORATION	FIRST RESERVE

Goldfield Enters into Definitive Agreement to be Acquired by First Reserve for $7.00 per Share

Transaction Provides Significant Value to Goldfield Shareholders and Positions the Company to Capitalize on Future Growth Opportunities in Partnership with First Reserve

MELBOURNE, FL and STAMFORD, CT - November 24, 2020 --- The Goldfield Corporation (“Goldfield” or the “Company”) (NYSE American: GV), a leading provider of electrical transmission and distribution maintenance services for utility and industrial customers, today announced it has entered into a definitive merger agreement under which an affiliate of First Reserve has agreed to acquire all outstanding shares of Goldfield for $7.00 per share in cash, pursuant to a cash tender offer. This represents a 64% premium to Goldfield’s closing stock price on November 23, 2020 and a 57% premium to the 30-day volume-weighted average price of $4.46 as of the same date. The transaction, which was unanimously approved by Goldfield’s Board of Directors, implies a total enterprise value for Goldfield of approximately $194 million, including net debt, and is not subject to any financing contingency.

Commenting on the agreement, Goldfield’s Board of Directors stated, “We fully support this transaction and are excited about the long-term opportunities this presents for the future of Goldfield and the immediate value it provides for our shareholders. First Reserve has a highly successful track record of working with services companies that operate in the utility sector to drive sustainable growth, and we are confident they will be a great partner for our customers and employees as they move forward together.”

Jeff Quake, Managing Director at First Reserve, commented, “This investment highlights First Reserve’s continued commitment to building leading platforms which play a crucial role in maintaining and enhancing mission-critical infrastructure. As the domestic power generation mix continues to diversify, including the transition to increasingly adopt sustainable sources of electricity such as renewables, we believe Goldfield is well positioned to participate in these long-term trends driven by increased focus on ESG, reliability and asset integrity.”

Transaction Details

The transaction will be completed through a cash tender offer for all of the outstanding common shares of Goldfield for $7.00 cash per share, followed by a merger in which the remaining common shares of Goldfield will be converted into the right to receive the same cash price per share paid in the tender offer. Goldfield’s Board of Directors will unanimously recommend that all shareholders tender their shares in the offer. The transaction is conditioned upon satisfaction of the minimum tender condition, which requires that shares representing more than 50% of Goldfield’s outstanding shares be tendered, as well as other customary closing conditions, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The estate of Goldfield’s former CEO John Sottile, which has beneficial ownership and control over approximately 8.5% of the shares outstanding, has agreed to tender those shares into the offer. The transaction is expected to close by January 2021.

The merger agreement will be attached as an exhibit to the Company’s report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”), and is also available on the Company’s website at http://www.goldfieldcorp.com.

Stifel is serving as financial advisor and K&L Gates LLP is serving as legal advisor to Goldfield. Simpson Thacher & Bartlett LLP is serving as legal advisor to First Reserve.

About The Goldfield Corporation

Goldfield is a leading provider of electrical transmission and distribution maintenance services engaged in the construction of electrical infrastructure for the utility industry and industrial customers, primarily in the Southeast, mid-Atlantic and Texas-Southwest regions of the United States. For more information about the Company, please refer to our filings with the SEC and visit the Company’s website at http://www.goldfieldcorp.com.

About First Reserve

First Reserve is a leading global private equity investment firm exclusively focused on energy, including related industrial markets. With over 35 years of industry insight, investment expertise and operational excellence, the Firm has cultivated an enduring network of global relationships and raised more than $32 billion of aggregate capital since inception. First Reserve has completed approximately 700 transactions (including platform investments and add-on acquisitions), creating several notable energy companies throughout the Firm’s history. Its portfolio companies have operated on six continents, spanning the energy spectrum from upstream oil and gas to midstream and downstream, including resources, equipment and services, and associated infrastructure. Please visit www.firstreserve.com for further information.

Forward-Looking Statements

This communication contains forward-looking information relating to Goldfield and the proposed transaction that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements generally include statements that are predictive in nature and depend on or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “potential,” or similar expressions. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition; First Reserve’s plans, objectives, expectations and intentions; the financial condition, results of operations and business of Goldfield; industry, business strategy, goals and expectations concerning Goldfield’s market position, future operations, future performance and profitability; and the anticipated timing of closing of the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions of closing of the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of the Company’s shareholders will tender their shares.

Important additional information will be filed with the U.S. Securities and Exchange Commission

The tender offer for the outstanding common stock of Goldfield has not yet commenced. This press release and any other materials referenced herein do not constitute an offer to purchase or a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that First Reserve or an affiliate thereof will file with the SEC upon commencement of the tender offer. This communication is for informational purposes only. The tender offer transaction that will be commenced by affiliates of First Reserve will be made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) to be filed by such affiliates of First Reserve with the SEC. In addition, Goldfield will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer. PRIOR TO MAKING ANY DECISION REGARDING THE TENDER OFFER, GOLDFIELD STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER MATERIALS) AND THE RELATED SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO THE TENDER OFFER, THAT SHOULD BE READ BEFORE MAKING A DECISION TO TENDER SHARES. Goldfield stockholders will be able to obtain the Schedule TO (including the Offer to Purchase, a related Letter of Transmittal and other offer materials) and the related Solicitation/Recommendation Statement on Schedule 14D-9 (once they become available) at no charge on the SEC’s website at www.sec.gov. These materials may also be obtained by contacting the Company’s Investor Relations department at 1684 West Hibiscus Blvd., Melbourne, FL 32901 or the investor relations section of the Company’s website at https://ir.goldfieldcorp.com/.

For further information, please contact:

The Goldfield Corporation

Kristine Walczak

T: 312-898-3072

kwalczak@effectivecorpcom.com

or

First Reserve

Jonathan Keehner / Julie Oakes
Joele Frank, Wilkinson Brimmer Katcher
T: 212-355-4449
joakes@joelefrank.com